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          CONTACT:            Laura Plumb
                              Work: 813.228.1572
                              Home:  813.259.9919
                              E-mail: ldplumb@tecoenergy.com


          TAMPA ELECTRIC REACHES AGREEMENT WITH EPA,

          DEPARTMENT OF JUSTICE ON ENVIRONMENTAL ISSUES

               Tampa, Fla., Feb. 29, 2000 _ Tampa Electric Company, the

          U.S. Environmental Protection Agency and the U.S. Department of

          Justice announced today they have resolved the federal agencies'

          pending enforcement actions against the company, which were filed last year.

               The resolution, which is in the form of a consent decree,

          will result in full and final settlement of the November 1999 federal litigation and Notices of Violation alleging violations of NSR requirements under the Clean Air Act.  It will be lodged with the U.S. District Court in Tampa.



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               The agreement is substantially the same as Tampa Electric's earlier agreement with the Florida Department of Environmental


          Protection with respect to environmental controls and pollution reductions.  It was developed over six months of negotiations with the agencies.

               While the federal consent decree provides significant

          additional details for the implementation by Tampa Electric of various requirements, the terms of the federal and state

          agreements result in substantially the same environmental

          controls and pollution reductions.

               _We're extremely pleased to have resolved the concerns of

          EPA and the Department of Justice,_ said Tampa Electric President

          John Ramil.  _This consent decree strengthens our historic environmental plan developed with DEP, and it satisfies

          environmental regulators on both the state and federal levels._

               Under the consent decree, announced today in Washington,

          D.C., Tampa Electric will commit to a comprehensive cleanup program that will dramatically decrease overall emissions from the company's power plants.

               _This agreement makes Tampa Electric the first utility in

          the nation to respond to EPA's coal-fired utility initiative,_

          added Ramil, _and we're doing so in a way that benefits our customers, our community and our environment._



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          BACKGROUND

               On Nov. 3, the Department of Justice filed lawsuits against seven midwestern and southern utilities, including Tampa

          Electric, to install additional pollution control devices on coal-fired generation units.

               The EPA then issued Notices of Violation under its Coal-

          Fired Utility Initiative to those same companies.  This triggered a 30-day window of time in which state environmental regulators were to step in to implement the needed emissions reductions.

               On Dec. 7, 1999, Tampa Electric and the Florida Department

          of Environmental Protection announced a 10-year environmental program, which was hailed by Florida Governor Jeb Bush as _the largest pollution reduction achievements that this state has seen in the last quarter century._

          COMPLIANCE PLAN COMPARISON

               The centerpiece of the EPA/Department of Justice consent

          decree, like the DEP agreement, is the $600-million conversion of

          Tampa Electric's Gannon Station from coal to natural gas by installing high-efficiency, combined-cycle technology.

               The agreements call for all of Gannon's coal-fired

          operations to eventually cease, with the station's Units 1, 2 and

          6 shutting down in 2004, and Units 3, 4 and 5 being repowered with combined-cycle technology fired by natural gas.

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               The repowered plant will be renamed Bayside Power Station

          and by 2004 will provide 1,475 megawatts of natural gas-fueled electric energy.

               In addition, Tampa Electric's comprehensive environmental

          plans with both the EPA/Department of Justice and DEP call for the company to:

          Reduce sulfur dioxide (SO2) emissions by more than 85 percent and emissions of oxides of nitrogen (NOx) by 85 percent by the year 2010 from 1997 levels.

          Maximize the efficiency and availability of the new SO2-removing scrubber for Units 1 and 2 at Tampa Electric's coal-fired Big

            Bend Station _ its largest power plant _ to target a 95

            percent sulfur removal efficiency and 100 percent

            availability, except under specific circumstances.

          Develop a plan to maximize efficiency and availability of the scrubber serving Big Bend Unit 3 in a manner similar to Big

            Bend Units 1 and 2.

          Achieve major NOx emission reductions by 2010 from the Big Bend

            Station units by installing NOx controls, repowering or

            shutting down units, with significant emissions reductions as early as 2007.

          Invest up to $9 million for early NOx reductions and for

            demonstrating innovative technologies for reducing NOx

            emissions at Big Bend and other power plants.



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          Cooperate with DEP on its Bay Regional Air Chemistry Experiment program that studies nitrogen deposition in Tampa Bay,

            including contributing up to $2 million.


               Tampa Electric said its environmental plan will also result in significant reductions in carbon dioxide and other greenhouse gases.  The repowering of Gannon Station alone will result in a more than 25 percent reduction in carbon dioxide emissions from

          1997 levels.

               The company has signed a memorandum of agreement with

          Environmental Resources Trust, Inc. (ERT) to provide independent tracking and verification of greenhouse gas emissions reductions,

          including carbon dioxide.

               _By setting up a comprehensive system for tracking Tampa

          Electric's greenhouse gas emissions and reductions, ERT is hoping to help the company establish its greenhouse gas emissions performance,_ said Ben Feldman, ERT's Greenhouse Gas Market

          Development Project Director.  _We think that will provide an important service both to the company and the public._

               _By asking an independent environmental group like ERT to

          provide this service, Tampa Electric is signaling its commitment to such performance,_ added  Feldman.



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               According to the EPA/Department of Justice consent decree,

          incremental emissions credits allocated to Tampa Electric as a result of the emissions reductions may not be sold by the company but can be kept each year for the company's own use.

               The EPA/Department of Justice agreement also requires Tampa

          Electric to pay $3.5 million in penalties in exchange for


          resolution of the litigation and the violations issued by EPA and the Department of Justice in November 1999.

               According to Ramil, the company has always complied with the

          Clean Air Act and its permitting requirements and the historical interpretation of its rules, but has agreed to settle this matter and pay the penalties to avoid lengthy and costly litigation with an uncertain outcome.

               _Two to three years of litigation would not have been in the best interest of our customers, our shareholders or the

          environment,_ said Ramil.  _In addition to avoiding costly litigation, we can now move ahead in this new positive direction for our company and our community._

               Tampa Electric is the principal subsidiary of TECO Energy,

          Inc. (NYSE: TE).  TECO Energy is a diversified, energy-related utility holding company also based in Tampa. In addition to Tampa

          Electric, its principal businesses include Peoples Gas, TECO

          Power Services, TECO Transport, TECO Coal, TECO Coalbed Methane,

          and Bosek, Gibson and Associates.



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